05:28:44 PM                                             EXHIBIT 99. 18


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-G

                            KEY PERFORMANCE FACTORS
                                    AUGUST, 1996



        Expected B Maturity                                       08/15/06


        Blended Coupon                                             5.6859%


        Excess Protection Level
          3 Month Average                                            3.24%
        August, 1996                                                 3.24%*
        July, 1996                                                    N/A
        June, 1996                                                    N/A


        Cash Yield                                                  17.27%


        Investor Charge Offs                                         4.18%


        Base Rate                                                    9.85%


        Over 35 Day Delinquency                                      4.35%


        Seller's Interest                                           11.65%


        Total Payment Rate                                          11.58%


        Total Principal Balance                         $17,417,329,014.31


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $2,029,454,014.31



        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.85% (44/360) was used. The Base Rate was calculated using a 44 day monthly period, 7/17/96 - 8/31/96.